Exhibit 99.1

©2026 Coherus Oncology, Inc. Coherus Oncology Value Proposition Shareholder Value Creation Focused on Drugs, Data and Deals 1 DRUGS DATA DEALS Tagmokitug anti-CCR8 cytolytic antibody Casdozokitug IL-27 antagonist Commercial Stage Clinical Stage Tagmokitug • HNSCC – Mid 2026 • GC, GEJ, EAC – Mid 2026 • CRC – H2 2026 • ESCC – H2 2026 • Additional indications starting in 2026 Casdozokitug • HCC – Mid 2026 Tagmokitug novel combinations Ex-US licensing LOQTORZI® US supply agreements NPC = Nasopharyngeal Carcinoma; HNSCC = Head and Neck Squamous Cell Carcinoma; GC = Gastric Cancer; GEJ = Gastro-esophageal-junction; EAC = Esophageal Adenocarcinoma; ESCC = Esophageal Squamous Cell Carcinoma; HCC = Hepatocellular Carcinoma; sqNSCLC = squamous Non-Small Cell Lung Cancer $172.1M* in cash, cash equivalents and investments at the end of Q4 2025, expected to support operations through end of 2026 * Cash, cash equivalents and investments as of December 31, 2025, inclusive of Transition Service Agreement (TSA)-related collections that will be applied to associated TSA payables and accrued liabilities. The preliminary fourth quarter and full year 2025 financial information presented herein has not been audited and is subject to change

©2025 Coherus ©2026 Coherus Oncology, Inc. 2 LOQTORZI® Delivering Steady Demand and Revenue Growth Projected to Reach $150-200M in Revenues by 2028 in $250M Market 2024 2025* 2028 19.1 ~40.8 150-200 0 50 100 150 Strong demand growth for LOQTORZI supported by data strength and commercial efforts Resulting in steady revenue growth, projected to ~$150-200 million by 2028 Q1 Q2 Q3 Q4* 7.3 10.0 11.2 ~12.3 LOQTORZI Annual Revenues (US$ M) 2025 Quarterly LOQTORZI Revenues (US$ M) Projected 10-15% QoQ growth LOQTORZI Demand Trend +16% +19% +12% +15% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2024 2025 * Q4 and full year 2025 financial information presented herein is preliminary and has not been audited and is subject to change